Exhibit 10.13

Summary of English Translation of Termination of Exclusive Equity Interest Purchase
Agreement

This Termination of Exclusive Equity Interest Purchase Agreement (the “Agreement”) signed by the parties below at Beijing on December 31, 2021.

Party A:	Sino-Global Shipping America, Ltd.

Party B:	Lei Cao

Mingwei Zhang

Party C: Sino-Global Shipping Agency Ltd.

Collectively referred to as “Parties”.

Whereas:

1. Parties signed the Agreement on November 14, 2007.

2. Both parties agreed to terminate the Agreement.

Parties agree:

1. Effective the date above, the Agreement is to be terminated, the parties shall not be bound by the terms of the Agreement, and shall not have the obligation and responsibility to fulfill the Agreement.

2. Both Parties acknowledge that this termination of the Agreement shall not breach of the Agreement.

Party A:	Sino-Global Shipping America, Ltd.

By:

Party B:	Lei Cao

Mingwei Zhang

By:

Party C:	Sino-Global Shipping Agency Ltd.

By: